                         HUTCHINSON TECHNOLOGY INCORPORATED
                          STATEMENT REGARDING COMPUTATION
                          OF PER SHARE EARNINGS- UNAUDITED
                       (In thousands, except per share data)



                                      Thirteen Weeks Ended         Thirty-Nine Weeks Ended
                                     -----------------------       -----------------------
                                     June 28,       June 29,       June 28,       June 29,
                                       1998           1997           1998           1997
                                     --------       --------       --------       --------
NET INCOME (LOSS)                     ($9,250)       $13,698       ($35,149)       $41,498
                                     --------       --------       --------       --------
                                     --------       --------       --------       --------

NET INCOME (LOSS) PER SHARE -
BASIC:

Weighted average common
   shares outstanding                  19,755         19,531         19,686         17,834
                                     --------       --------       --------       --------

BASIC
NET INCOME (LOSS) PER SHARE            ($0.47)         $0.70         ($1.79)         $2.33
                                     --------       --------       --------       --------
                                     --------       --------       --------       --------


NET INCOME (LOSS) PER SHARE -
DILUTED:

Weighted average common
   shares outstanding                  19,755         19,531         19,686         17,834

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                 -            745              -            692
                                     --------       --------       --------       --------
                                       19,755         20,276         19,686         18,526
                                     --------       --------       --------       --------
                                     --------       --------       --------       --------
DILUTED
NET INCOME (LOSS) PER SHARE            ($0.47)         $0.68         ($1.79)         $2.24
                                     --------       --------       --------       --------
                                     --------       --------       --------       --------
